Exhibit 10.1

LOAN AGREEMENT

dated as of September 17, 2013

among

STELLARIS LLC, JAMES CONSTRUCTION GROUP L.L.C. and ROCKFORD CORPORATION
 jointly and severally, as Borrower

and

RBS ASSET FINANCE, INC.,
as Lender

SCHEDULES

SCHEDULE I	-	Additional Definitions
SCHEDULE II	-	Additional Conditions Precedent
SCHEDULE III	-	Financial Covenants
SCHEDULE IV	-	Disclosure Statements
SCHEDULE V	-	List of Subsidiaries

ii

LOAN AGREEMENT

THIS LOAN AGREEMENT (this “Agreement”) dated as of September 17, 2013 among STELLARIS LLC, a Nevada limited liability company (together with its successors and assigns, “Stellaris”), JAMES CONTRUCTION GROUP, L.L.C. a Florida limited liability company (together with its successors and assigns, “James”) and ROCKFORD CORPORATION a Oregon corporation (together with it succesors and assigns, “Rockford”; Stellaris, James and Rockford, jointly and severally, “Borrower”), and RBS ASSET FINANCE, INC., a New York corporation (together with its successors and assigns, “Lender”).

W I T N E S S E T H:

WHEREAS, Borrower desires to obtain one or more loans from Lender in an aggregate principal amount not to exceed the Maximum Principal Amount (as defined below), secured by the Collateral (as defined below).

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, and in consideration of the premises contained in this Agreement, Lender and Borrower agree as follows:

ARTICLE I:  DEFINITIONS AND ACCOUNTING TERMS

Section 1.01.  Defined Terms.  The following terms shall have the following meanings for all purposes of this Agreement:

“Affiliate” means any Person that, directly or indirectly, controls, is controlled by or is under common control with any other Person.  “Controls,” “controlled by” or “under common control with” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person whether by ownership of voting securities, contract or otherwise.  Without limitation, any director, executive officer or beneficial owner of 20% or more of the equity of a Person shall for purposes of this Agreement be deemed to control the other Person.  In no event shall Lender be deemed an “Affiliate” of Borrower.

“Agreement” means this Loan Agreement, as amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof.

“Authorizing Entities” has the meaning ascribed to such term in Schedule I hereto.

“Borrower’s State” has the meaning ascribed to such term in Schedule I hereto.

“Business Day” means any day on which Lender is open for business and is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York or Chicago, Illinois.

“Change of Control” means a change in control of Borrower, any Subsidiary or any Guarantor, including, without limitation, a change in control resulting from direct or indirect transfers of voting stock or partnership, membership or other ownership interests, whether in one or a series of transactions.  “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of Borrower, any Subsidiary or any Guarantor, and a Change of Control shall occur if any of the following occurs: (a) any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) acquires, after the date of this Agreement, the beneficial ownership directly or indirectly, of 50% or more of the voting power of the total outstanding stock or other ownership interests of Borrower, any Subsidiary or any Guarantor or (b) the occurrence of an Owner Change.

“Closing Date” means with respect to the initial Loan, the Initial Closing Date, and with respect to any Loan funded after the Initial Closing Date, the date that the proceeds of such Loan are disbursed to, or on behalf of, Borrower.

“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

“Collateral” means the property described on each Collateral Schedule, which property shall be acceptable to Lender, in its sole discretion, and any other assets of Borrower, any Guarantor or any other Person that are subject to a Lien in favor of Lender pursuant to any Loan Document.

“Collateral Schedule” means each schedule describing Collateral attached to and referencing a Note or Notes and executed by Borrower and Lender.

“Commitment” means Lender’s obligation to make Loans to Borrower pursuant to Section 2.01 in an amount not to exceed the Maximum Principal Amount.

“Commitment Termination Date” means the earliest of (a) the date on which the aggregate Original Principal Amount of all Loans equals the Maximum Principal Amount, (b) the Scheduled Commitment Termination Date, (c) the date that an Event of Default described in subsection (i) of Section 7.01 occurs or (d) the date on which Lender elects to terminate the Commitment following (i) an Event of Default or (ii) the occurrence of a material adverse change in the business, assets or financial condition of Borrower or any Guarantor.

“Corporate Guarantor” means any Guarantor that is not an Individual Guarantor.

“Default” means any Event of Default or any condition, occurrence or event that, after notice or lapse of time or both, would constitute an Event of Default.

“Default Rate” has the meaning ascribed to such term in Section 2.05(c).

“Documentation Fee” has the meaning ascribed to such term in Schedule I hereto.

“Environmental Laws” means (a) all Federal Toxic Waste Laws, (b) all local, state or foreign law, statute, regulation, or ordinance analogous to any of the Federal Toxic Waste Laws and (c) all other federal, state, local, or foreign law (including any common law, consent decrees and administrative orders), statute, regulation, or ordinance regulating, permitting, prohibiting or otherwise restricting the placement, discharge, release, generation, treatment or disposal upon or into any environmental media of any substance, pollutant, contaminant or waste that is now or hereafter classified or considered to be hazardous or toxic; “Environmental Laws” shall also include any and all amendments to any of (a), (b) or (c).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with Borrower or any Guarantor, as applicable, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived by the Pension Benefit Guaranty Corporation), (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, (c) the filing pursuant to Section 412 (d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (d) the incurrence by Borrower, any Guarantor or any of its or their ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan, (e) the receipt by Borrower, any Guarantor or any of its or their ERISA Affiliates from the Pension Benefit Guaranty Corporation or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (f) the incurrence by the Borrower, any Guarantor or any of its or their ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan or (g) the receipt by Borrower, any Guarantor or any of its or their ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from Borrower, any Guarantor or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Event of Default” has the meaning assigned to such term in Section 7.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Federal Toxic Waste Laws” means any federal law or implementing regulation regulating any substance, matter, material, waste, contaminant or pollutant, the generation, storage, disposal, handling, release, treatment, discharge or emission of which is regulated, prohibited or limited, including, without limitation: (i) the Resource Conservation and Recovery Act, as amended by the Hazardous and Solid Waste Amendments of 1984, as now or hereafter amended (42 U.S.C. Section 6901 et seq.), (ii) the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986, as now or hereafter amended (42 U.S.C. Section 9601 et seq.), (iii) the Clean Water Act, as now or hereafter amended (33 U.S.C. Section 1251 et seq.), (iv) the Toxic Substances and Control Act, as now or hereafter amended (15 U.S.C. Section 2601 et seq.) and (v) the Clean Air Act, as now or hereafter amended (42 U.S.C. Section 7401 et seq.).

“Financial Statements” has the meaning ascribed to such term in Schedule I hereto.

“Fixed Rate” has the meaning ascribed to such term in Schedule I hereto.

“GAAP” means generally accepted accounting principles in the United States.

“Guarantor” means each guarantor of the Obligations.

“Guaranty” means one or more instruments by which a Guarantor guarantees the Obligations, in form and substance acceptable to Lender.

“Indebtedness” means (a) all items of indebtedness or liability which in accordance with GAAP or federal tax law would be included in determining total liabilities as shown on the liabilities side of a balance sheet, (b) indebtedness secured by any mortgage, pledge, lien or security interest existing on property owned by Borrower, whether or not the indebtedness secured thereby shall have been assumed and (c) guaranties and endorsements (other than for purposes of collection in the ordinary course of business) by Borrower and other contingent obligations of Borrower in respect of, or to purchase or otherwise acquire, indebtedness of others.

“Individual Guarantor” means a Guarantor that is a natural person.

“Initial Closing Date” has the meaning ascribed to such term in Schedule I hereto.

“Interim Interest Date” has the meaning ascribed to such term in Schedule I hereto.

“Interim Interest Payment Date” has the meaning ascribed to such term in Schedule I hereto.

“Lien” means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.

“Loan” means a loan from Lender to Borrower pursuant to this Agreement.

“Loan Documents” means, collectively, this Agreement, each Note, each Loan Request, any Guaranty and each other instrument or document executed or delivered pursuant to or in connection with this Agreement and the other Loan Documents, including, without limitation, any instrument or agreement given to evidence or further secure the Obligations.

“Loan Request” means a Loan Request, duly executed by an authorized officer of Borrower, in form and substance acceptable to Lender.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations, properties or condition (financial or otherwise) of Borrower, any Guarantor or any of their Subsidiaries, (b) the ability of Borrower to perform or pay its Obligations or any material Indebtedness in accordance with the terms thereof, (c) the ability of any Guarantor to perform its, his or her obligations under a Guaranty, (d) Lender’s Lien on the Collateral or the priority of such Lien, or (e) the validity or enforceability of any Loan Document or the rights and remedies available to Lender under any Loan Document.

“Maximum Principal Amount” has the meaning ascribed to such term in Schedule I hereto.

“Multiemployer Plan” means a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Note” has the meaning ascribed to such term in Section 2.02.

“Notice Address” has the meaning ascribed to such term in Schedule I hereto.

“Obligations” means, subject to Section 8.10(c), the obligations to make the payment of all indebtedness evidenced by the Notes, together with all extensions, renewals, amendments and modifications thereof and the payment of all other Indebtedness and other sums owed under, and the payment and the performance of all obligations and covenants contained in the Loan Documents, in each case whether now existing or hereafter incurred, direct or indirect, absolute or contingent, and due or to become due, together with all fees and expenses (including, without limitation, all attorneys’ fees and expenses) incurred by Lender in connection with the collection or enforcement of any of the Obligations.

“Organizational Documents” has the meaning ascribed to such term in Schedule I hereto.

“Original Principal Amount” means the aggregate principal balance of each Loan as of the Closing Date for such Loan.

“Owner Change” has the meaning ascribed to such term in Schedule I hereto.

“Payment Date” has the meaning ascribed to such term in Schedule I hereto.

“Permitted Liens” means any of the following:  (a) Liens (other than Liens relating to Environmental Laws) for taxes, assessments or other governmental charges not yet due and payable, (b) statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen and other similar Liens imposed by law, which are incurred in the ordinary course of business for sums  that are not delinquent, (c) Liens in favor of Lender, and (d) Liens explicitly identified in any Loan Document as “permitted liens.”

“Person” means any natural person, corporation, partnership, limited liability company, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which Borrower, any Guarantor or any of its or their ERISA Affiliates is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Prepayment Fee” means with respect to each Loan, the prepayment fee described in the related Note.

“Scheduled Commitment Termination Date” has the meaning ascribed to such term in Schedule I hereto.

“Stated Maturity Date” means, with respect to each Loan, the scheduled maturity date described in the related Note.

“Subsidiary” means, with respect to any Person (the “Parent”) at any date, (a) any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the Parent in the Parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, (b) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors or other governing body of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by the Parent, or by one or more Subsidiaries of such Parent or (c) any partnership, joint venture, limited liability company, or other entity as to which the Parent, or one or more Subsidiaries of such Parent, owns more than a 50% ownership, equity or similar interest or has power to direct or cause the direction of management and policies, or the power to elect the managing partner (or the equivalent), of such partnership, joint venture or other entity, as the case may be.

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Voluntary Prepayment Date” has the meaning ascribed to such term in Schedule I hereto.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

Section 1.02.  Rules of Construction.

(a)           The singular form of any word used herein, including the terms defined in Section 1.01 hereof, shall include the plural, and vice versa.  The use herein of a word of any gender shall include correlative words of all genders.

(b)           Unless otherwise specified, references to Articles, Sections and other subdivisions of this Agreement are to the designated Articles, Sections and other subdivision of this Agreement as originally executed.  The words “hereof,” “herein,” “hereunder” and words of similar import refer to this Agreement as a whole.

(c)           The headings or titles of the several articles and sections shall be solely for convenience of reference and shall not affect the meaning, construction or effect of the provisions hereof.

Section 1.03.  Accounting and Financial Determinations.  Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with GAAP consistently applied.  In the event that GAAP changes during the term of this Agreement such that the financial covenants contained herein would then be calculated in a different manner or with different components, Borrower and Lender shall amend such provisions of this Agreement in such respects as necessary to conform the financial covenants as criteria for evaluating the financial condition of Borrower or a Guarantor, as applicable, to substantially the same criteria as were effective prior to such change in GAAP.

ARTICLE II:  THE LOANS

Section 2.01.  Loans.

(a)           Commitment.  Lender hereby agrees, subject to the terms and conditions of this Agreement (including, without limitation, the fulfillment of the conditions set forth in Article III or Lender’s written waiver thereof), to make one or more Loans to Borrower from time to time during the period from the Initial Closing Date to the Commitment Termination Date in the aggregate Original Principal Amount not to exceed the Maximum Principal Amount (the “Commitment”).  Not more than one Loan shall be funded in any calendar month, and each Loan shall be in an Original Principal Amount of at least $3,000,000.  The Original Principal Amount of each Loan shall reduce, dollar for dollar, the remaining available amount under the Commitment, and any amount funded may not be reborrowed after being repaid.  The Commitment shall terminate automatically and without any further action on the Commitment Termination Date.  Borrower’s obligation to repay a Loan shall commence, and interest shall begin to accrue, on the Closing Date of such Loan.

(b)           Loan Request.  By delivering a duly completed and executed Loan Request to Lender, on a Business Day, Borrower may irrevocably request that a Loan be made on the Closing Date specified in such Loan Request (which date shall be at least two Business Days but no more than 10 Business Days after the date of delivery to Lender of such Loan Request).  On such Closing Date, subject to the terms and conditions contained herein (including, without limitation, the fulfillment of the conditions set forth in Article III or Lender’s written waiver thereof), Lender shall disburse the Original Principal Amount specified in such Loan Request to, or on behalf of, Borrower to the accounts or entities specified in such Loan Request.  Such Loan Request shall specify the applicable Closing Date, the Original Principal Amount of such Loan and the applicable disbursement instructions.  Borrower agrees that the proceeds of all Loans shall be used solely for the purposes described in such Loan Request.

Section 2.02.  Note.  Each Loan made by Lender under this Agreement shall be evidenced by, and repaid with interest in accordance with, a single promissory note of Borrower in form and substance acceptable to Lender, duly completed, in the principal amount of the Original Principal Amount of such Loan, dated as of the Closing Date for such Loan, made payable to Lender or order, and maturing on the Stated Maturity Date of such Loan or such earlier date pursuant to an acceleration hereunder (the “Note”).

Section 2.03.  Scheduled Payments.  On each Payment Date, Borrower shall pay the aggregate scheduled principal and interest payments owed with respect to each Loan as set forth in the Notes and any prepayment as provided in Section 2.04; provided, however, on the Stated Maturity Date or date of acceleration of a Loan, Borrower shall repay in full the aggregate then outstanding principal amount of such Loan plus all accrued and unpaid interest thereon and all other amounts owed hereunder or under any other Loan Document related to such Loan.

All amounts required to be paid by Borrower hereunder shall be paid in lawful money of the United States of America in immediately available funds to the following account, or to such other account as designated by Lender to Borrower in writing:

Account Name:	RBS Asset Finance Customer Payments
Account Number:	xxxxxx-xxx-x
ABA Number:	xxxxxxxxx
Bank:	RBS Citizens, National Association
One Citizens Drive
Riverside, RI 02915
Reference:	Stellaris LLC

Any payment received after 12:00 p.m. New York time will be deemed to be received on the next succeeding Business Day.  Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or the fees hereunder, as the case may be.  All payments shall be applied first to accrued interest and then to principal.

Section 2.04.  Prepayments.

(a)           Voluntary Prepayments.  Prior to the Stated Maturity Date, Borrower may, from time to time on any Payment Date occurring after the Voluntary Prepayment Date, make a voluntary prepayment, in whole but not in part, of the outstanding principal amount of the Loans; provided, however, that (a) any such voluntary partial prepayment shall be made only of a Loan in full; (b) all such voluntary prepayments shall require written notice on or before the date that is 30 calendar days in advance of any prepayment of the Loans; and (c) in connection with each such voluntary prepayment, Borrower shall pay all accrued interest on the outstanding principal amount of the Loan or Loans prepaid, all other amount owed under any Loan Document and, except as otherwise provided in any Loan Document, the aggregate Prepayment Fee for the Loan or Loans prepaid, which shall not be refundable.

(b)           Mandatory Prepayment Upon Acceleration.  Upon any acceleration of any Loan pursuant to Section 7.02, Borrower shall immediately repay all (or if only a portion is accelerated thereunder, such portion of) the Loans then outstanding, including accrued and unpaid interest thereon, plus the aggregate Prepayment Fee for all such Loans and all other amounts owed under the Loan Documents.

Section 2.05.  Interest Provisions.

(a)           Interest on the outstanding principal amount of each Loan shall accrue at a rate per annum equal to the Fixed Rate for such Loan.  Interest shall be computed on the basis of a 360-day year consisting of 12 30-day months. On the Interim Interest Payment Date for a Loan, Borrower shall pay interest accruing on such Loan from the applicable Closing Date through and including the last day of the calendar month immediately preceding the applicable Interim Interest Date.  Interest accruing on each Loan on and after the Interim Interest Date for such Loan shall be payable on each Payment Date or the date of prepayment, as applicable.

(b)           Any payment under a Loan Document that is not paid by Borrower on the due date thereof shall, to the extent permissible by law, bear a late charge equal to the lesser of three cents ($.03) per dollar of the delinquent amount or the lawful maximum, and Borrower shall be obligated to pay the same immediately upon receipt of Lender’s written invoice therefor.

(c)           Upon the occurrence and during the continuation of any Event of Default or after acceleration, Borrower shall pay interest (i) with respect to all Loans at a rate per annum equal to the rate otherwise in effect plus an additional 3% per annum and (ii) with respect to all other Obligations of Borrower to Lender at a rate per annum equal to the highest Fixed Rate then in effect plus an additional 3% per annum (each such rate, a “Default Rate”).

(d)           The obligations of Borrower hereunder and under the Notes and the other Loan Documents shall be subject to the limitation that payments of interest to Lender, plus any other amounts paid to Lender in connection herewith and therewith, shall not be required to the extent (but only to the extent) that contracting for and receiving such payment by Lender would be contrary to the provisions of any law applicable to Lender limiting the highest rate of interest which may be contracted for, charged or received by Lender, and in such event Borrower shall pay such Lender interest and other amounts at the highest rate permitted by applicable law.

Section 2.06.  Payments Absolute.  The obligations of Borrower to pay interest and principal required under this Article II and to make other payments under the Loan Documents and to perform and observe the covenants and agreements contained herein and therein shall be absolute and unconditional in all events, without abatement, diminution, deduction, setoff or defense for any reason, including, without limitation, any failure of the Collateral to be delivered, installed or constructed, as applicable, any defects, malfunctions, breakdowns or infirmities in the Collateral or any accident, condemnation, destruction or unforeseen circumstances.  Notwithstanding any dispute between Borrower and Lender or any other person, Borrower shall make all payments under the Loan Documents when due and shall not withhold any payments pending final resolution of such dispute, nor shall Borrower assert any right of set-off or counterclaim against its obligation to make such payments required under the Loan Documents.

Section 2.07.  Increased Capital Costs.  If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority affects or would affect the amount of capital required or expected to be maintained by Lender or any Person controlling Lender, and Lender determines that the rate of return on its or such controlling Person’s capital as a consequence of its Commitment or the Loans made by Lender is reduced to a level below that which Lender or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by Lender to Borrower, Borrower shall immediately pay directly to Lender additional amounts sufficient to compensate Lender or such controlling Person for such reduction in rate of return.  A statement of Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on Borrower.  In determining such amount, Lender may use any method of averaging and attribution that it shall deem applicable.

Section 2.08.  Taxes.

(a)           Withholding Taxes.  Any and all payments by Borrower of principal of, and interest on, the Loans and all other amounts payable hereunder and under the Loan Documents shall be made free and clear of and without deduction for any present or future taxes, levies, imposts, deductions, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by Lender’s gross or net income or receipts by the jurisdiction under the laws of which Lender is organized or any political subdivision thereof or in which Lender is maintaining a lending office (such non-excluded items are referred to herein as “Taxes”).  In the event that any withholding or deduction from any payment to be made by Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then Borrower will (i) pay directly to the relevant authority the full amount required to be so withheld or deducted; (ii) promptly forward to Lender an official receipt or other documentation satisfactory to Lender evidencing such payment to such authority; and (iii) pay to Lender such additional amount or amounts as is necessary to ensure that the net amount actually received by Lender will equal the full amount Lender would have received had no such withholding or deduction been required (including penalties, interest, additional taxes and expenses (including reasonable attorney’s fees and expenses) arising therefrom or with respect thereto).

(b)           Other Taxes.  In addition, Borrower shall pay any present or future stamp, documentary, excise, property or similar taxes, charges or levies that arise from any payment made hereunder or under the Note or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (collectively, “Other Taxes”).

(c)           Tax Indemnity.  Borrower shall indemnify Lender for the full amount of Taxes and Other Taxes (including, without limitation, any amounts paid by Lender) and any liability (including, without limitation, penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto.  This indemnification shall be made within 30 days from the date Lender makes written demand therefor and shall survive the termination of this Agreement.

Section 2.09.  Joint and Several Liability.  The obligations of Stellaris LLC, James Construction Group, L.L.C. and Rockford Corporation (each, a “Co-Borrower”) under each Loan Document are joint and several.  Each reference to the term “Borrower” in each Loan Document shall be deemed to refer to each Co-Borrower; each representation and warranty made by Borrower in any Loan Document shall be deemed to have been made by each Co-Borrower; each covenant and undertaking on the part of Borrower under each Loan Document shall be deemed individually applicable with respect to each Co-Borrower; and each event constituting an Event of Default under this Agreement shall be determined with respect to each Co-Borrower.  A separate action or actions may be brought and prosecuted against any Co-Borrower whether an action is brought against any other Co-Borrower or whether any other Co-Borrower is joined in any such action or actions.  Each Co-Borrower waives any right to require Lender to:  (a) proceed against any other Co-Borrower; (b) proceed against or exhaust any security held from any other Co-Borrower; or (c) pursue any other remedy in Lender’s power whatsoever.  Notices under any Loan Document required to be provided to Borrower shall be effective if provided to any Co-Borrower.  Any consent on the part of Borrower under any Loan Document shall be effective when provided by any Co-Borrower, and Lender shall be entitled to rely upon any notice or consent given by any Co-Borrower as being notice or consent given by Borrower hereunder.

In the event any obligation of Borrower under any Loan Document is deemed to be an agreement by any Co-Borrower to answer for the debt or default of another Co-Borrower or as a hypothecation of property as security therefor, each Co-Borrower represents and warrants that:  (x) no representation has been made to it as to the creditworthiness of any other Co-Borrower and (y) it has established adequate means of obtaining from each other Co-Borrower on a continuing basis, financial or other information pertaining to each other Co-Borrower’s financial condition.  Each Co-Borrower expressly waives diligence, demand, presentment, protest and notice of every kind and nature whatsoever, consents to the taking by Lender of any additional security for the Obligations, or the alteration or release in any manner of any security now or hereafter held in connection with any Obligations, and consents that Lender and any Co-Borrower may deal with each other in connection with said obligations or otherwise, or alter any contracts now or hereafter existing between them, in any manner whatsoever, including, without limitation, the renewal, extension, acceleration, changes in time for payment, and increases or decreases in any rent, rate of interest or other amounts owing, all without in any way altering the liability of any Co-Borrower, or affecting any security for such obligations.  Should any default be made in the payment of any such Obligations or in the terms or conditions of any Loan Document, Lender is hereby expressly given the right, at its option, to proceed in the enforcement of such Obligations or Loan Document independently of any other remedy or security it may at any time hold in connection with such Obligations and it shall not be necessary for Lender to proceed upon or against and/or exhaust any other security or remedy before proceeding to enforce its rights against any Co-Borrower.  Each Co-Borrower further waives any right of subrogation, reimbursement, exoneration, contribution, indemnification, setoff or other recourse in respect of sums paid to Lender by any Co-Borrower.

ARTICLE III:  CONDITIONS TO LOANS

Lender’s agreement to make the Loans to Borrower hereunder and to disburse the proceeds thereof shall be subject to the condition precedent that Lender shall have received, on or prior to the applicable Closing Date (or by such other time as may be specified herein with respect thereto), all of the following, each in form and substance satisfactory to Lender:

(a)           This Agreement and all other Loan Documents, properly executed on behalf of Borrower, and each of the exhibits and schedules hereto and thereto properly completed.

(b)           The respective Note, properly executed on behalf of Borrower.

(c)           A Loan Request for each Loan to be funded, duly completed and properly executed on behalf of Borrower.

(d)           A certificate of the Secretary or an Assistant Secretary of Borrower, certifying as to (i) the resolutions of the Authorizing Entities of Borrower, authorizing the execution, delivery and performance of this Agreement, the Note, the other Loan Documents and any related documents, (ii) the Organizational Documents of Borrower, and (iii) the signatures of the officers or agents of Borrower authorized to execute and deliver this Agreement, the Note, the other Loan Documents and other instruments, agreements and certificates on behalf of Borrower.

(e)           Current certified copies of the Organizational Documents of Borrower.

(f)            A Certificate of Good Standing issued as to Borrower by the Secretary of the State of the state of Borrower’s organization not more than 30 days prior to the Closing Date.

(g)           A Certificate of Qualification issued as to Borrower by the Secretary of the State of the state where the Collateral is or will be located not more than 30 days prior to the Closing Date.

(h)           The Guaranties, if any, properly executed by or on behalf of Guarantors.

(i)            A certificate of the Secretary or an Assistant Secretary of any Corporate Guarantor certifying as to (i) the resolutions of the Authorizing Entities of such Guarantor, authorizing the execution, delivery and performance of the Guaranty and any related documents, (ii) the Organizational Documents of Guarantor, and (iii) the signatures of the officers or agents of Guarantor authorized to execute and deliver the Guaranty and other instruments, agreements and certificates on behalf of Guarantor.

(j)            Current certified copies of the Organizational Documents of any Corporate Guarantor.

(k)           A Certificate of Good Standing issued as to all Corporate Guarantors by the Secretary of the State of the state of such Guarantor’s organization not more than 30 days prior to the Closing Date.

(l)            Opinion of counsel to Borrower and such opinions of local counsel to Borrower, as required by Lender.

(m)          Opinion of counsel to Guarantors, as applicable.

(n)           Certificates of the insurance required hereunder, containing a lender’s loss payable clause or endorsement in favor of Lender.

(o)           A true and correct copy of any and all leases pursuant to which Borrower is leasing any property where the Collateral will be located, together with a landlord’s disclaimer and consent with respect to each such lease.

(p)           A true and correct copy of any and all mortgages, deeds of trust or similar agreements (whether or not Borrower is a party to any such agreement) relating to the Collateral or any property where the Collateral will be located, together with a mortgagee’s waiver or estoppel certificate, as applicable, with respect to each such mortgage, deed of trust or similar agreement.

(q)           The original certificate of title or manufacturer’s certificate of origin and title application if any of the Collateral is subject to certificate of title laws.

(r)            Current searches of appropriate filing offices showing that (i) no state or federal tax liens have been filed and remain in effect against Borrower, and (ii) no financing statements have been filed and remain in effect against Borrower relating to the Collateral except those financing statements filed by Lender.

(s)            Payment, if any, of all of Lender’s other fees, commissions and expenses in connection with the funding of each Loan.  In addition to the foregoing, each time Borrower submits a Loan Request, Borrower shall pay to Lender a fee Documentation Fee.

(t)            Evidence that no Default or event or circumstance that could reasonably be likely to have a Material Adverse Effect has occurred.

(u)           Any other documents or items required by Lender.

(v)           Any other documents or items listed on Schedule II hereto.

ARTICLE IV:  REPRESENTATIONS, WARRANTIES AND COVENANTS OF BORROWER

Borrower represents, warrants and covenants for the benefit of Lender, as follows:

(a)           Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.  Borrower is in good standing and is duly licensed or qualified to transact business in each jurisdiction where the nature of its business requires such qualification, except for those jurisdictions in which the failure to qualify could not reasonably be expected to have a Material Adverse Effect.  Borrower’s exact legal name is as set forth on the execution page hereof.

(b)           Borrower has full power and authority and holds all requisite governmental licenses, permits and other approvals to (i) enter into and perform its obligations under this Agreement, the Note and each other Loan Document to which it is a party and to own its property, (ii) use the Collateral and (iii) conduct its business substantially as currently conducted by it, except as to clause (iii) where the failure to hold such licenses, permits and approvals could not reasonably be expected to have a Material Adverse Effect.

(c)           This Agreement, the Note and the other Loan Documents to which it is a party have been duly authorized, executed and delivered by Borrower and constitute legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except to the extent limited by bankruptcy, reorganization or other laws of general application relating to or effecting the enforcement of creditors’ rights.

(d)           The execution and delivery of this Agreement, the Note and the other Loan Documents, the consummation of the transactions contemplated hereby and thereby and the fulfillment of the terms and conditions hereof and thereof do not and will not violate any law, rule, regulation or order, conflict with or result in a breach of any of the terms or conditions of any Organizational Document of Borrower or of any corporate restriction or of any agreement or instrument to which Borrower is now a party and do not and will not constitute a default under any of the foregoing or result in the creation or imposition of any liens, charges or encumbrances of any nature upon any of the property or assets of Borrower other than Liens in favor of Lender.

(e)           The authorization, execution, delivery and performance of this Agreement, the Note and the other Loan Documents by Borrower do not require submission to, approval of, or other action by any governmental authority or agency, except for such action that has been duly obtained or taken and is in full force and effect.

(f)            Each of the Loan Documents that purports to create a security interest creates a valid first priority Lien on the Collateral subject only to Permitted Liens, securing the payment and performance of the Obligations.

(g)           Except as disclosed on Schedule IV, there is no action, suit, proceeding, claim, inquiry or investigation, at law or in equity, before or by any court, regulatory agency, public board or body pending or, to the best of Borrower’s knowledge, threatened against or affecting Borrower, any Guarantor or any of their Subsidiaries, challenging Borrower’s or any Guarantor’s authority to enter into this Agreement, the Note or any of the other Loan Documents or any other action wherein an unfavorable ruling or finding would adversely affect the enforceability of this Agreement, the Note or any of the other Loan Documents, or could reasonably be expected to have a Material Adverse Effect.

(h)           Borrower has good, marketable and insurable title in fee simple to all Collateral that is real property, and good title to all other Collateral, in each case free and clear of all Liens except for Permitted Liens.  With respect to Collateral that is personal property, Borrower owns/leases the real property where the Collateral will be located, subject to no Liens of any kind except for Permitted Liens, and has provided a complete and accurate legal description and the exact name of the fee simple owner of record of such real property, and no person other than Borrower is in occupancy or possession of any portion of such real property.

(i)            Borrower is in compliance with all laws, rules, regulations and orders of governmental authorities applicable to it and its properties except to the extent the non-compliance with which could not reasonably be expected to have a Material Adverse Effect.

(j)            Borrower has heretofore furnished to Lender the Financial Statements and those statements fairly present the financial condition of Borrower and such Guarantor, if any, on the dates thereof and the results of its operations and cash flows for the periods then ended and were prepared in accordance with GAAP.  Since the date of the most recent financial statements, there has been no material adverse change in the business, properties or condition (financial or otherwise) of Borrower or any Guarantor.   Except as disclosed in the Financial Statements or the notes thereto and for the items disclosed on Schedule IV, neither Borrower nor any Guarantor, as of each Closing Date, has or will have any liabilities, contingent or otherwise, that could reasonably be expected to have a Material Adverse Effect.

(k)           Borrower has paid or caused to be paid, and will pay, to the proper authorities when due all federal, state and local taxes required to be withheld by it.  Borrower has filed, and will pay, all federal, state and local tax returns which are required to be filed, and Borrower has paid or caused to be paid to the respective taxing authorities all taxes as shown on said returns or on any assessment received by it to the extent such taxes have become due, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on its books.

(l)            For purposes of Section 9-307 of the UCC, Borrower is and will remain located in the Borrower’s State. Borrower’s residence for federal income tax purposes is located at its Notice Address specified in Schedule I.  Borrower has authorized Lender to file financing statements that are sufficient when filed to perfect the security interests created pursuant to this Agreement and the other Loan Documents.  When such financing statements are filed in the offices noted therein, Lender will have a valid and perfected security interest in the Collateral that constitutes personal property, subject to no other Lien other than Permitted Liens.

(m)          None of the Collateral constitutes a replacement of, substitution for or accessory to any property of Borrower subject to a lien of any kind.

(n)           No ERISA Event has occurred or is reasonably likely to occur with respect to any Plan, and each Plan is in compliance in all material respects with the applicable provisions of ERISA.

(o)           Borrower has obtained all permits, licenses and other authorizations which are required under all Environmental Laws at Borrower’s facilities or in connection with the operation of its business.  Except as disclosed on Schedule IV, Borrower and all activities of Borrower at its facilities comply with all Environmental Laws and with all terms and conditions of any required permits, licenses and authorizations applicable to Borrower with respect thereto.  Except as disclosed on Schedule IV, Borrower is also in compliance with all limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in Environmental Laws or contained in any plan, order, decree, judgment or notice of which Borrower is aware.  Except as disclosed on Schedule IV, Borrower is not aware of, nor has Borrower received notice of, any events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent continued compliance with, or which may give rise to any liability under, any Environmental Laws.

(p)           All factual information heretofor or contemporaneously furnished by or on behalf of Borrower or any Guarantor in writing to Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other such factual information hereafter furnished by or on behalf of Borrower or any Guarantor to Lender will be, true and correct in every material respect on the date as of which such information is dated or certified, and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading.

(q)           None of Borrower, any Guarantor or any of their Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying “margin stock.”  None of the proceeds of any Loan will be used for the purpose of, or be made available by Borrower, any Guarantor or any of their Subsidiaries in any manner to any other Person to enable or assist such Person in, directly or indirectly purchasing or carrying “margin stock”.  Terms for which meanings are provided in F.R.S. Board Regulation T, U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

(r)            None of Borrower, any Guarantor or any of their Subsidiaries is an “investment company” nor a “company controlled by an investment company” within the meaning of the Investment Company Act of 1940, as amended, or a “holding company,” or a “subsidiary company” of a “holding company,” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company,” within the meaning of the Public Utility Holding Company Act of 1935, as amended.

(s)            Schedule V is an accurate and complete list of all Subsidiaries of Borrower and each Corporate Guarantor and the respective ownership interests therein.

(t)            Borrower and each Guarantor are solvent and will not be rendered insolvent by the Loan Documents or the transactions contemplated thereby and, after giving effect to such transactions, neither Borrower nor any Guarantor will be left with an unreasonably small amount of capital with which to engage in its business, nor does Borrower or any Guarantor intend to incur, or believe that it has incurred, debts beyond its ability to pay as they mature.  Neither Borrower nor any Guarantor contemplates the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of Borrower or any Guarantor or any of their assets.  Neither Borrower nor any Guarantor are entering into the transactions contemplated by the Loan Documents with any intent to hinder, delay or defraud any of Borrower’s or any Guarantor’s creditors.

ARTICLE V:  SECURITY INTEREST

This Agreement is intended to constitute a security agreement within the meaning of the UCC.  To secure the payment and performance of the Obligations, Borrower hereby grants to Lender a security interest constituting a first Lien on the Collateral.  Borrower hereby authorizes, and ratifies any previous authorization for, Lender to file UCC financing statements and any amendments thereto describing the Collateral and containing any other information required by the applicable UCC.  Borrower authorizes Lender, and hereby grants Lender a power of attorney (which is coupled with an interest), to file financing statements and amendments thereto describing the Collateral and containing any other information required by the applicable UCC and all proper terminations of the filings of other secured parties with respect to the Collateral, in such form and substance as Lender, in its sole discretion, may determine.  Borrower hereby waives any right that Borrower may have to file with the applicable filing officer, and agrees that it will not file or authorize the filing of, any financing statement, amendment, termination or other record pertaining to the Collateral and/or Lender’s interest therein, except as authorized by Lender in writing.

ARTICLE VI:  COVENANTS

Section 6.01.  Affirmative Covenants.  So long as any Loan shall remain unpaid, Borrower will comply, and shall cause each Guarantor to comply, with the following requirements unless waived by Lender in writing:

(a)           Financial Statements.  Borrower shall deliver to Lender for Borrower and each Corporate Guarantor respectively: (i) as soon as practicable, and in any event within 45 days after the end of each fiscal quarter (other than the last fiscal quarter), unaudited financial statements including in each instance, balance sheets, income statements, and statements of cash flow, on a consolidated and consolidating basis, as appropriate, and separate profit and loss statements as of and for the quarterly period then ended and for the fiscal year to date, prepared in accordance with GAAP, and certified by Borrower’s chief financial officer or such Corporate Guarantor’s chief financial officer, as applicable, to be true and correct, (ii) as soon as practicable, and in any event within 90 days after the end of each fiscal year, annual unaudited financial statements (management prepared) for Borrower and audited financial statement for Guarantor, including balance sheets, income statements and statements of cash flow for the fiscal year then ended, on a consolidated and consolidating basis, as appropriate, which have been prepared by the independent accountants of Borrower or such Corporate Guarantor, as applicable, in accordance with GAAP and (iii) as soon as practicable, any certifications required by the Securities and Exchange Commission of the United States (the “SEC”) or by securities laws applicable to Borrower and each Corporate Guarantor concerning financial statements of Borrower or such Corporate Guarantor, as applicable.  Such audited financial statements shall be accompanied by the independent accountant’s opinion, which opinion shall be in form generally recognized as “unqualified.”   Borrower shall be deemed to have complied with the foregoing requirements with respect to Borrower and/or any Corporate Guarantor, as applicable, if such entity files Forms 10-K and 10-Q with the SEC that are publicly available within the time frames set forth above.  Borrower shall cause each Individual Guarantor to deliver such financial information as Lender shall require from time to time.

(b)           Compliance Certificate.  If any financial covenants are set forth on Schedule III, concurrently with the delivery of the financial statements pursuant to subsection (a), Borrower shall deliver to Lender a certificate from Borrower’s chief financial officer or Corporate Guarantor’s chief financial officer, as applicable, containing information (in reasonable detail and with appropriate calculations and computations in all respects reasonably satisfactory to Lender) that demonstrates compliance with the financial covenants set forth on Schedule III.

(c)           Notices.  Borrower shall deliver to Lender each of the following:

(i)            as soon as possible and in any event within three Business Days after the occurrence of a Default, an Event of Default or an event which could reasonably be expected to result in a Material Adverse Effect, a statement of Borrower setting forth reasonably detailed information regarding such Default, Event of Default or event and the action that Borrower has taken and proposes to take with respect thereto;

(ii)           promptly after the commencement thereof, notice in writing of all litigation and of all proceedings before any governmental or regulatory agency affecting Borrower, any Guarantor or any of their Subsidiaries of the type described in Article IV hereof or which seek a monetary recovery against Borrower, any Guarantor or any of their Subsidiaries in excess of $3,000,000;

(iii)          promptly upon knowledge thereof, notice of any loss, theft or destruction of or material damage to, any accident involving any, and any action, suit or proceeding relating to, Collateral having a value in excess of $250,000;

(iv)          promptly after the amending thereof, copies of any and all amendments to any of its Organizational Documents;

(v)           promptly upon knowledge thereof, notice of the violation by Borrower of any law, rule or regulation applicable to Borrower, which violation could reasonably be expected to have a Material Adverse Effect.

(d)           Compliance with Laws.  Borrower and each of its Subsidiaries shall comply in all material respects with all governmental rules and regulations and all other applicable laws, rules, regulations and orders, including, without limitation, all Environmental Laws.

(e)           Maintenance of Properties.  Borrower shall, at its own expense, maintain, preserve, protect and keep the Collateral in good repair, working order and condition in compliance with all applicable laws, rules, regulations and the requirements of all applicable insurance policies, and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times and shall maintain in full force and effect all rights, franchises, permits, licenses, trademarks, tradenames, approvals, authorizations, leases and contracts necessary to carry on its business as presently or proposed to be conducted where the failure to so maintain the same could reasonably be expected to have a Material Adverse Effect.  Borrower will not make any material alterations, modifications or additions to the Collateral which cannot be removed without materially damaging the functional capabilities or economic value of the Collateral unless Lender has provided its prior written consent.

(f)            Insurance.  Borrower shall, at its own expense, procure and maintain continuously in effect: (i) public liability insurance for personal injuries, death or damage to or loss of property arising out of or in any way relating to the Collateral sufficient to protect Lender from liability in all events, and (ii) insurance against such hazards as Lender may require, including, without limitation, all-risk property and casualty insurance, in each case in amounts acceptable to Lender.  All insurance policies required by this Section shall be taken out and maintained with insurance companies acceptable to Lender; and shall contain a provision that the insurer shall not cancel or revise coverage thereunder without giving written notice to the insured parties at least 30 days before the cancellation or revision becomes effective.  No insurance shall be subject to any co-insurance clause.  Borrower shall cause Lender to be named as loss payee on all insurance policies relating to any Collateral and shall cause Lender to be named as additional insured under all liability policies, in each case pursuant to appropriate endorsements in form and substance satisfactory to Lender.  Such insurance shall not be affected by any unintentional act or negligence or representation or warranty on the part of Borrower or other owner of the policy or the property described in such policy.  Prior to each Closing Date, Borrower shall deposit with Lender evidence satisfactory to Lender of such insurance and, at least 10 days prior to the expiration thereof, shall provide Lender evidence of all renewals or replacements thereof.  Borrower shall provide or cause to be provided to Lender and to its insurance consultant (or any agent, officer or employee of Lender) such other information relating to its insurance coverage as may be reasonably requested by Lender.

(g)           Books and Records; Inspections.  Borrower will keep books and records that accurately reflect all of its business affairs and transactions.  Borrower will, and will cause each Guarantor to, permit Lender or any of its representatives (including outside auditors), at reasonable times and intervals, to visit all of its offices, to discuss its financial matters with its officers and independent public accountant (and Borrower hereby authorizes such independent accountant to discuss Borrower’s financial matters with Lender or its representatives whether or not any representative of Borrower is present) and to examine (and, at the expense of Borrower, copy extracts from) books or other corporate records (including computer records).  If Lender exercises its rights under this Section following the occurrence of a Default, Borrower shall pay any fees of such independent accountant incurred in connection therewith.

(h)           Perfection of Liens.  Borrower shall take such action as may be necessary or as Lender may request in order to perfect and protect Lender’s Lien on the Collateral.  If requested by Lender, Borrower shall obtain a landlord and/or mortgagee’s consent and waiver with respect to the property where the Collateral is located.  If requested by Lender, Borrower shall conspicuously mark the Collateral with appropriate lettering, labels or tags, and maintain such markings, so as clearly to disclose Lender’s security interest in the Collateral.

(i)            Title.  Borrower will at all times protect and defend, at its own cost and expense, its title from and against all claims, liens and legal processes of creditors of Borrower (other than Lender), and keep all Collateral free and clear of all such claims, liens and processes other than Permitted Liens.

(j)            Financial Covenants.  Borrower agrees to comply with, and to cause each Guarantor to comply with, the financial covenants set forth on Schedule III, if any.

Section 6.02.  Negative Covenants.  So long as the Loan shall remain unpaid, Borrower agrees that unless waived by Lender in writing:

(a)           Liens.  Borrower will not create, incur or suffer to exist any mortgage, deed of trust, pledge, lien, security interest, assignment or transfer in, on or of any of the Collateral except for Permitted Liens.

(b)           Fundamental Changes.  Borrower will not, and will not permit any of its Subsidiaries to, form or acquire any Subsidiary, enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its capital stock, or liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), or, other than in the ordinary course of its business, convey, sell assign, lease, transfer, or otherwise dispose of, in one transaction or series of transactions, all or any substantial part of its property or assets, unless Borrower is the surviving entity and the transaction has no Material Adverse Effect on the financial condition of Borrower.

(c)           Sale, Assignment, Substitution of Collateral.  Notwithstanding anything to the contrary in the Loan Documents, Borrower will not, and will not permit any of its Subsidiaries to, sell, transfer, lease, contribute or otherwise convey or dispose of (in each case in one transaction or series of transactions), or grant options, warrants or other rights with respect to (in each case in one transaction or series of related transactions), or agree to do any of the foregoing with respect to, all or any part of the Collateral, except Borrower may lease up to $1,000,000 Acquisition Cost of Collateral to third parties, provided such lessee is organized under the laws of the United States, the terms of such lease do not conflict with the terms of this Agreement, the lease is pursuant to a written agreement which expressly provides that the rights of the lessee are subordinate to the rights of the Lender hereunder and Lender has the right to terminate such lease upon a default by Borrower under this Agreement.  Borrower must assign any lease to Lender and provide Lender with a copy of the lease and the location of the equipment on a quarterly basis.  Further, Notwithstanding anything to the contrary in the Loan Documents, Borrower may with Lender’s prior written consent, substitute any like kind item of Collateral, for another item of “Like Collateral”, which is defined as the same type of equipment as the Collateral, has the same or greater value than the Collateral which is being substituted for (as determined by Lender) and is in the condition required under the Loan Documents.  Further, the Like Collateral (i) must be owned by the Borrower, free and clear of all liens, claims and encumbrances; (ii) will be subject to a Lien in favor of Lender; and (iii) upon transfer will be considered

Collateral under the Loan Documents.  Borrower agrees to pay all cost and expenses associated with the substitution of Collateral, including without limitation titling fees, UCC search fees and/or UCC filing fees.  Upon the substitution of Collateral in accordance with this paragraph, Lender will take all actions necessary to terminate its Lien with respect to the Collateral being substituted at Borrower’s sole cost and expense.

(d)           Location or Name Changes.  Borrower will not change its location for purposes of Section 9-307 of the UCC or its name in any manner that could make any financing statement filed in connection with any Loan Document seriously misleading within the meaning of Section 9-506 of the UCC or any similar statute, unless it shall have given Lender at least 30 days’ prior written notice thereof.

Section 6.03.  Indemnity.

(a)           Whether or not covered by insurance, Borrower hereby assumes responsibility for and agrees to reimburse Lender, its affiliates and its and their respective officers, directors, employees and agents (individually and collectively, the “Indemnified Parties”) for and will indemnify, defend and hold the Indemnified Parties harmless from and against all liabilities, obligations, losses, damages, penalties, claims, suits, actions, proceedings, judgments, awards, amounts paid in settlements, obligations, debts, diminutions in value, fines, penalties, charges, fees, costs and expenses (including reasonable attorneys’ fees and expenses) of whatsoever kind and nature, imposed on, incurred by or asserted against any Indemnified Party that in any way relate to or arise out of any of the Loan Documents, the transactions contemplated thereby or the Collateral, including, without limitation (collectively, the “Losses”), (i) the selection, manufacture, construction, acquisition, acceptance or rejection of the Collateral, (ii) the ownership of the Collateral, (iii) the delivery, installation, lease, possession, maintenance, use, condition, return or operation of the Collateral, (iv) the condition of the Collateral sold or otherwise disposed of after possession by Borrower, (v) any patent or copyright infringement, (vi) any act or omission on the part of Borrower, Guarantor or any of its or their officers, employees, agents, contractors, lessees, licensees or invitees, (vii) any misrepresentation or inaccuracy in any representation or warranty of Borrower or any Guarantor, or a breach of Borrower or any Guarantor of any of its covenants or obligations under any of the Loan Documents, (viii) any claim, loss, cost or expense involving alleged damage to the environment relating to the Collateral , including, without limitation, investigation, removal, cleanup and remedial costs, (ix) any personal injury, wrongful death or property damage arising under any statutory or common law or tort law theory, including, without limitation, damages assess for the maintenance of a private or public nuisance or for the conducting of an abnormally dangerous activity on or near the Collateral, (x) any past, present or threatened, in writing, injury to, or destruction of, the Collateral, including, without limitation, costs to investigate and assess such injury or damage and (xi) any administrative process or proceeding or judicial or other similar proceeding (including, without limitation, any alternative dispute resolution process and any bankruptcy proceeding) in any way connected with any matter addressed in any of the Loan Documents.

(b)           If any action or proceeding be commenced, to which action or proceeding the Indemnified Parties are made a party by reason of the execution or performance of this Agreement or any other Loan Document, or in which it becomes necessary to defend or uphold the Lien of this Agreement, all sums paid by the Indemnified Parties, for the expense of any litigation to prosecute or defend the rights and Lien created hereby or otherwise, shall be paid by Borrower to such Indemnified Parties, as the case may be, as hereinafter provided.  Borrower will pay and save the Indemnified Parties harmless against any and all liability with respect to any intangible personal property tax or similar imposition of any state or any subdivision or authority thereof now or hereafter in effect, to the extent that the same may be payable by the Indemnified Parties in respect of this Agreement or any Obligation.

(c)           All amounts payable to the Indemnified Parties under this Section shall be deemed Obligations secured by this Agreement and shall be payable immediately upon demand.  In case any action, suit or proceeding is brought against the Indemnified Parties by reason of any such occurrence, Borrower, upon request of such Indemnified Parties, will, at Borrower’s expense, resist and defend such action, suit or proceeding or cause the same to be resisted or defended by counsel designated by Lender.  The obligations of Borrower under this Section shall survive the termination of this Agreement and not be merged with any applicable judgment.  If and to the extent that the foregoing undertaking may be unenforceable for any reason, Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Losses that is permissible under applicable law.

Section 6.04.  Performance by Lender.  If Borrower at any time fails to perform or observe any of the covenants or agreements contained in this Agreement, Lender may, but need not, perform or observe such covenant on behalf and in the name, place and stead of Borrower (or, at Lender’s option, in Lender’s name) and may, but need not, take any and all other actions which Lender may reasonably deem necessary to cure or correct such failure (including, without limitation, the payment of taxes, the satisfaction of security interests, liens or encumbrances, the performance of obligations owed to account debtors or other obligors, the procurement and maintenance of insurance, the execution of assignments, security agreements and financing statements, and the endorsement of instruments), and Borrower shall thereupon pay to Lender on demand the amount of all moneys expended and all costs and expenses (including reasonable attorneys’ fees and legal expenses) incurred by Lender in connection with or as a result of the performance or observance of such agreements or the taking of such action by Lender, together with interest thereon from the date expended or incurred at the lesser of the highest Default Rate then in effect or the highest rate permitted by law.  To facilitate the performance or observance by Lender of such covenants of Borrower, Borrower hereby irrevocably appoints Lender, or the delegate of Lender, acting alone, as the attorney in fact of Borrower with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file in the name and on behalf of Borrower any and all instruments, documents, assignments, security agreements, financing statements, applications for insurance and other agreements and writings required to be obtained, executed, delivered or endorsed by Borrower under this Agreement.

ARTICLE VII:  EVENTS OF DEFAULT

Section 7.01.  Events of Default.  Each of the following events or occurrences shall constitute an “Event of Default”:

(a)           Borrower shall default in the payment of any Obligation when due and such failure continues for 10 calendar days;

(b)           Any representation or warranty of Borrower made in any Loan Document or any other writing or certificate furnished by or on behalf of Borrower pursuant to any Loan Document is or shall be incorrect when made in any material respect;

(c)           Borrower shall fail to perform any of its obligations under Section 6.01(c), 6.01(f), 6.01(i), 6.01(j) or 6.02(a);

(d)           Borrower shall default in the due performance and observance of any other agreement contained herein or in any other Loan Document (other than items set forth elsewhere in this Section 7.01), and such default shall continue unremedied for a period of 30 days after Borrower has actual knowledge thereof or has received notice by Lender thereof;

(e)           The occurrence of an event of default or a breach or default, after the passage of all applicable notice and cure or grace periods provided therefor, under any other Loan Document or any other agreement between or among Borrower, any Guarantor or any of their Subsidiaries and Lender or any of its Affiliates;

(f)            The occurrence of a default or an event of default (however defined) under any instrument, agreement or other document evidencing or relating to, and the acceleration of, any indebtedness or other monetary obligation of Borrower, any Guarantor or any of their Subsidiaries having a principal amount (including, without limitation, the amount of any outstanding letters of credit), individually or in the aggregate, in excess of $3,000,000;

(g)           Any judgment or order for the payment of money (not paid or fully covered by insurance maintained in accordance with the requirements of this Agreement and as to which the relevant insurance company has acknowledged coverage) in excess of $3,000,000 shall be rendered against Borrower, or $5,000,000 against Guarantor or any of their Subsidiaries;

(h)           The occurrence of any Change in Control;

(i)            Borrower, any Guarantor or any of their Subsidiaries shall be or become insolvent, or admit in writing its inability to pay its debts as they mature, or make an assignment for the benefit of creditors; or Borrower, any Guarantor or any of their Subsidiaries shall apply for or consent to the appointment of any receiver, trustee or similar officer for it or for all or any substantial part of its property; or such receiver, trustee or similar officer shall be appointed without the application or consent of Borrower, any Guarantor or any of their Subsidiaries; or Borrower, any Guarantor or any of their Subsidiaries shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against Borrower, any Guarantor or any of their Subsidiaries; or any Individual Guarantor shall become disabled or die;

(j)            Any Loan Document or any Lien granted thereunder shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of Borrower; Borrower, any Guarantor, any of their Subsidiaries or any other party shall, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability of any Loan Document or any Lien granted thereunder; or any Lien securing (or required to secure) any Obligation shall, in whole or in part, cease to be a first priority perfected Lien subject only to Permitted Liens;

(k)           The occurrence of an ERISA Event that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability under Title IV of ERISA of Borrower or any Guarantor or any of their Subsidiaries in an aggregate amount exceeding $3,000,000;

(l)            The termination of, or the receipt by Lender of notice of the termination of, any lease with respect to the real property where the Collateral is located; or

(m)          The occurrence of a material adverse change in the business, assets or financial condition of Borrower, any Guarantor or any of their Subsidiaries.

Section 7.02.  Remedies.  (a)  Following the occurrence of an Event of Default described in subsection (i) of Section 7.01, all of the outstanding principal amount of the Loans and other Obligations shall be due and payable and the Commitment (if not theretofore terminated) shall terminate, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without presentment, notice of dishonor, protest or further notice of any kind, all of which are hereby expressly waived by Borrower, and, as the case may be, the Commitment shall terminate.

(b)  Following the occurrence of any Event of Default and subject to subsection (a) of this Section, Lender may exercise, at its option, concurrently, successively or in any combination, all rights and remedies of a secured party in, to and against the Collateral granted by the UCC or otherwise available at law or in equity, including, without limitation:

(i)            by notice to Borrower, declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable and/or the Commitment (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without presentment, notice of dishonor, protest or further notice of any kind, all of which are hereby expressly waived by Borrower, and/or, as the case may be, the Commitment shall terminate;

(ii)           recover all fees and expenses (including, without limitation, reasonable attorneys’ fees) in connection with the collection or enforcement of the Obligations, which fees and expenses shall constitute additional Obligations of Borrower hereunder;

(iii)          take immediate and exclusive possession of the Collateral, which constitutes personal property, or any part thereof, with or without any court order or other process of law and enter the premises where such Collateral is located and remove the same therefrom, or require Borrower to assemble and package such Collateral and make it available to Lender for its possession at a place designated by Lender;

(iv)          sell, lease, sublease, hold or otherwise dispose of all or any part of the Collateral and hold, maintain, preserve and prepare the Collateral for sale until disposed of;

(v)           act as, and Borrower hereby constitutes and appoints Lender, Borrower’s true, lawful and irrevocable attorney-in-fact (which appointment is coupled with an interest) to demand, receive and enforce payments and to give receipts, releases, satisfaction for and to sue for moneys payable to Borrower under or with respect to any of the Collateral, and actions taken pursuant to this appointment may be taken either in the name of Borrower or in the name of Lender with the same force and effect as if this appointment had not been made;

(vi)          sue for specific performance of any Obligation or recover damages for breach thereof; and

(vii)         exercise any one or more of the remedies available under any Loan Document.

Section 7.03.  Use of Proceeds.  Any proceeds received by Lender in exercising the rights and remedies specified in Section 7.02 shall be first applied to pay the costs and expenses, including, without limitation, reasonable attorneys’ fees and expenses, incurred by Lender as a result of an Event of Default.  Any proceeds remaining after payment of such costs and expenses shall be applied to the satisfaction of the Obligations as determined by Lender in its sole discretion and, unless Lender accepts the Collateral in full or partial satisfaction of the Obligations, any excess proceeds after satisfaction of all Obligations shall be paid to Borrower.

ARTICLE VIII:  MISCELLANEOUS PROVISIONS

Section 8.01.  Waivers, Amendments.  No provision of this Agreement or any of the other Loan Documents shall be deemed waived or amended except by a written instrument setting forth the matter waived or amended and signed by the party against which enforcement of such waiver or amendment is sought.  Waiver of any matter shall not be deemed a waiver of the same or any other matter on any future occasion.  No notice to or demand on Borrower in any case shall entitle it to any notice or demand in similar or other circumstances.

Section 8.02.  Notices.  All notices, certificates, requests, demands and other communications provided for hereunder or under any Loan Document shall be in writing and shall be (a) personally delivered or (b) sent by overnight courier of national reputation, and shall be deemed to have been given on (i) the date received if personally delivered and (ii) the next Business Day if sent by overnight courier.   All communications shall be addressed to the party to whom notice is being given at its Notice Address.

If notice to Borrower of any intended disposition of the Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in this Section) at least 10 calendar days prior to the date of intended disposition or other action.

Section 8.03.  Severability.  Any provision of this Agreement or any other Loan Document which is invalid, illegal or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity, legality or enforceability of such provision in any other jurisdiction.

Section 8.04.  Execution in Counterparts.  This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute one and the same document, and any of the parties hereto may execute this Agreement by signing any such counterpart, provided that only the original marked “ORIGINAL: 1 of 4” on the execution page thereof shall constitute chattel paper under the UCC.

Section 8.05.  Further Assurance and Corrective Instruments.  Borrower hereby agrees that it will, from time to time, execute, acknowledge and deliver or authorize, as applicable, or cause to be executed, acknowledged and delivered or authorized, such further acts, instruments, conveyances, transfers and assurances and take such other actions, as Lender reasonably deems necessary or advisable for the implementation, correction, confirmation or perfection of this Agreement or the other Loan Documents and any rights of Lender hereunder or thereunder.  Borrower hereby designates and appoints Lender as its agent, and grants to Lender a power of attorney (which is coupled with an interest), to execute on behalf of Borrower such additional documents and to take such other action.

Section 8.06.  Time of the Essence.  Time is of the essence with respect to the performance by Borrower of the Obligations.

Section 8.07.  Entire Agreement.  This Agreement and the other Loan Documents constitute the entire agreement between Lender and Borrower.  There are no other understandings, agreements, representations or warranties, written or oral, between Lender and Borrower with respect to the subject matter of this Agreement and the other Loan Documents.  Upon the execution and delivery of this Agreement and the other Loan Documents, any proposal or loan commitment with respect to the transactions contemplated by this Agreement shall be deemed null and void and of no further force and effect (except to the extent of the provisions therein concerning any Documentation Fee), and the terms and conditions of this Agreement and the other Loan Documents shall control notwithstanding that such terms and conditions may be inconsistent with or vary from those set forth in such bid proposal or loan commitment.

Section 8.08.  Governing Law.  THIS AGREEMENT AND THE NOTES SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

Section 8.09.  Successors and Assigns; Assignments by Lender.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of Lender.  Lender may assign, in whole or in part, its rights under this Agreement, including, without limitation, in connection with any assignment, participation and/or securitization.  Upon any assignment by Lender of its entire right and interest under the Loan Documents, Lender shall automatically be relieved, from and after the date of such assignment, of any liability for the performance of any obligation of Lender therein.

Section 8.10.  Assignments, Participations and Securitizations.  Borrower acknowledges and agrees that a material inducement to Lender’s willingness to complete the transactions contemplated by the Loan Documents is that Lender may, at any time, complete an assignment, participation or securitization with respect to any Loan Document or any or all of the servicing rights with respect thereto.  In connection with any such assignment, participation or securitization:

(a)           Borrower agrees to cooperate in good faith with Lender, including, without limitation, providing such documents, financial information and other information (“Information”) reasonably requested by Lender or any entity involved with respect to such assignment, participation or securitization;

(b)           Borrower consents to Lender’s providing the Information, including any other information that Lender may now have or hereafter acquire with respect to Borrower or the Collateral to any entity involved with respect to such assignment, participation or securitization;

(c)           Notwithstanding anything to the contrary in any Loan Document, in the event that Lender assigns a Note, (i) the related Loan shall be deemed a separate loan that includes and incorporates each term and condition in this Agreement and the other Loan Documents related thereto, (ii) the term “Obligations” as used herein and in the Loan Documents with respect to any assignee shall mean only the Indebtedness and obligations evidenced by or related to the Notes held by the assignee and (iii) the term Collateral as used herein and in the Loan Documents with respect to such assignee shall mean only the Collateral described on the Collateral Schedules that specifically refer to the Notes held by such assignee.

(d)           If at least one, but not all, of the Loans is subject to an assignment, participation or securitization, Borrower, at Lender’s request, shall promptly execute (i) a separate loan agreement with respect to the Loans subject to assignment, participation or securitization which shall be in substantially the same form and substance as this Agreement but shall only apply with respect to Collateral corresponding to such Loans subject to an assignment, participation or securitization and (ii) an amendment to the Loan Documents to delete the Collateral corresponding to the Loans that are subject to assignment, participation or securitization.

Section 8.11.  Waiver of Jury Trial.  LENDER AND BORROWER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS AGREEMENT, ANY OF THE LOAN DOCUMENTS, ANY DEALINGS BETWEEN LENDER AND BORROWER RELATING TO THE SUBJECT MATTER OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY LOAN DOCUMENT, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN LENDER AND BORROWER.  BORROWER ACKNOWLEDGES AND AGREES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT (INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS).  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, ANY LOAN DOCUMENT, OR TO ANY OTHER DOCUMENT OR AGREEMENT RELATING TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY RELATED TRANSACTION.  IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

Section 8.12.  Forum Selection and Consent to Jurisdiction.  BORROWER AND LENDER HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY COURT IN THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND TO OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREUNDER OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT LENDER’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL MAY BE FOUND.  BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION.  BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK.  BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  TO THE EXTENT THAT BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

Section 8.13.  Waiver of Certain Claims.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND EACH GUARANTOR SHALL NOT ASSERT, AND HEREBY WAIVES, ANY CLAIM AGAINST LENDER ON ANY THEORY OF LIABILITY FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, ANY LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED THEREBY, ANY LOAN OR THE USE OF THE PROCEEDS THEREOF.

[REMAINDER OF PAGE INTENTIONALLY BLANK; EXECUTION PAGE FOLLOWS.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

BORROWER:

STELLARIS LLC
By: PRIMORIS SERVICES CORPORATION
Its Sole Member

By:	/s/Alfons Theeuwes
Name:	Alfons Theeuwes
Title:	Treasurer

JAMES CONSTRUCTION GROUP, L.L.C.

By:	/s/Alfons Theeuwes
Name:	Alfons Theeuwes
Title:	Treasurer

ROCKFORD CORPORATION

By:	/s/Alfons Theeuwes
Name:	Alfons Theeuwes
Title:	Treasurer

LENDER:

RBS ASSET FINANCE, INC.

By:	/s/Misty Watte
Name:	Misty Watte
Title:	Assistant Vice President

SCHEDULE I

The following terms shall have the following meanings:

“Authorizing Entities” means (i) with respect to Borrower, the managing members and, if required, the members of Borrower and (ii) with respect to each Corporate Guarantor, the board of directors and, if required, the shareholders of such Guarantor.

“Borrower’s State” means Nevada for Stellaris, Florida for James and Oregon for Rockford.

“Documentation Fee” means the $250 if the acquisition cost for the Collateral is less than $2,500,000 and $500.00 if the acquisition cost for the Collateral is $2,500,000 or more, as defined in the certain Proposal Letter dated August 21, 2013, from Lender to Borrower relating to the Loans.

“Financial Statements” means the audited financial statement of Borrower and each Guarantor for their fiscal years ended December 31, 2012 and the unaudited financial statement of Borrower and each Guarantor and for the months ended March 31, 2013.

“Fixed Rate” means, with respect to each Loan and each Note, a rate per annum equal to the sum of (i) the three and a half year US Dollar Interest Rate Swap (mid) yield as published on the Bloomberg IRSB 18 page on the applicable Closing Date and (ii) 1.35%, which rate will be set forth in such Note.

“Initial Closing Date” means September 17, 2013.

“Interim Interest Date” means, with respect to each Loan and each Note, the interim interest date described in such Note.

“Interim Interest Payment Date” means, with respect to each Loan and each Note, the interim interest date described in such Note.

“Maximum Principal Amount” means $26,000,000.00

“Notice Address” means with respect to Borrower or Lender, as applicable, the following address, or such other address as such party may designate in writing to the other party:

If to Borrower:	Senior Vice President, Finance
Stellaris LLC
26000 Commercenter Drive
Lake Forest, CA 92630
Telephone No.: (949) 454-7162
Facsimile No.: (949) 595-5532

If to Lender:	RBS Asset Finance, Inc.
71 S. Wacker Drive, Suite 2800
Chicago, IL 60606
Telephone No.: (312) 777-3500
Facsimile No.: (312) 777-4001

“Organizational Documents” means (i) with respect to Borrower, the certificate of formation and limited liability company/operating agreement of Borrower and (ii) with respect to each Corporate Guarantor, the articles of incorporation and by-laws of such Guarantor.

“Owner Change” means Guarantor shall cease to be the record and beneficial owner of at least 100% of equity ownership of Borrower.

“Payment Date” means the first Business Day of each calendar month.

“Scheduled Commitment Termination Date” means March 31, 2014.

“Voluntary Prepayment Date” means the first anniversary of the each Closing Date.

2

SCHEDULE II

ADDITIONAL CONDITIONS PRECEDENT

EQUIPMENT — In addition to the conditions precedent contained in Article III of the Loan Agreement, Borrower shall deliver to Lender, on or prior to the applicable Closing Date, each of the following items, in form and substance acceptable to Lender:

(a)           Manufacturer or supplier invoice(s) and/or bill(s) of sale relating to the Collateral and, if such invoices have been paid by Borrower, evidence of payment therefore.

SCHEDULE III

FINANCIAL COVENANTS

NONE

SCHEDULE IV

DISCLOSURE STATEMENTS

NONE

COLLATERAL SCHEDULE NO. 1

This Collateral Schedule No. 1 dated as of September 17, 2013 (this “Collateral Schedule”) is among STELLARIS LLC, a Nevada limited liability company (together with its successors and assigns, “Stellaris”), JAMES CONSTRUCTION GROUP, L.L.C. a florida corporation (together with its successors and assigns, “James”) and ROCKFORD CORPORATION a Oregon limited liability company (together with its successors and assigns, “Rockford”; Stellaris, James and Rockford,  jointly and severally, “Borrower”), and RBS ASSET FINANCE, INC., a New York corporation (together with its successors and assigns, “Lender”), and is executed in connection with the Loan Agreement dated as of September 17, 2013 (the “Loan Agreement”) between Borrower and Lender and the Note dated as of September 17, 2013 (the “Related Note”) executed by Borrower in favor of Lender, to which this Collateral Schedule is attached.  Capitalized terms used in this Collateral Schedule but not defined herein shall have the meaning ascribed to such terms in the Loan Agreement.

Borrower agrees the Collateral set forth in the attached Exhibit A, which is incorporated herein, is given to secure the payment and performance of all Obligations and all other obligations of Borrower to Lender under any other instrument or agreement, and any renewals, extensions and modifications thereof or thereto; provided, however, that in the event that Lender assigns the Related Note, (a) the related Loan shall be deemed a separate loan that includes and incorporates each term and condition in the Loan Agreement and the other Loan Documents related thereto, (ii) the term “Obligations” as used in the Loan Agreement and the other Loan Documents with respect to any assignee shall mean only the obligations evidenced by or related to the Notes held by the assignee and (iii) the term Collateral as used in the Loan Agreement and the other Loan Documents with respect to such assignee shall mean only the Collateral described on the Collateral Schedules that specifically refer to the Notes held by such assignee.  All such Collateral shall be located and remain in the continental United States.

Borrower hereby certifies that the description of the Collateral set forth in the attached Exhibit A is accurate, complete and reasonably identifies the Collateral for UCC purposes.  Such Collateral shall be located at the following address:

See Exhibit A

Borrower will provide prior written notice to Lender of the relocation of the Collateral or any portion thereof.

Borrower hereby represents and warrants that as of the Closing Date for the Related Note, the Collateral set forth in the attached Exhibit A has been delivered and completely installed, is in good order and operating condition and is in all respects fit and satisfactory for the uses for which it is intended, and Borrower has finally and unconditionally accepted such Collateral.

[REMAINDER INTENTIONALLY BLANK; EXECUTION PAGE FOLLOWS]

IN WITNESS WHEREOF, Borrower and Lender hereto have caused this Collateral Schedule to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

BORROWER:

STELLARIS LLC
By: PRIMORIS SERVICES CORPORATION
Its Sole Member

By:	/s/Alfons Theeuwes
Name:	Alfons Theeuwes
Title:	Treasurer

JAMES CONSTRUCTION GROUP, L.L.C.

By:	/s/Alfons Theeuwes
Name:	Alfons Theeuwes
Title:	Treasurer

ROCKFORD CORPORATION

By:	/s/Alfons Theeuwes
Name:	Alfons Theeuwes
Title:	Treasurer

LENDER:

RBS ASSET FINANCE, INC.

By:	/s/Misty Watte
Name:	Misty Watte
Title:	Assistant Vice President

[EXECUTION PAGE OF COLLATERAL SCHEDULE NO. 1]

EXHIBIT A

DESCRIPTION OF COLLATERAL

The Collateral described on this Collateral Schedule consists of all of Borrower’s right, title and interest, if any, in and to EQUIPMENT - (i) the equipment described on Schedule 1 attached hereto and made part hereof, (ii) all general intangibles relating thereto, (iii) any and all accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed to any of the foregoing property, (iv) all additions, upgrades and accessions to any of the foregoing property, (v) all documents relating to any of the foregoing property, (vi) all replacements and substitutions for any of the foregoing property, (vii) all accounts, chattel paper and general intangibles arising out of the sale, transfer or other disposition of any of the foregoing property, (viii) all of Borrower’s rights to receive return of any premiums for or proceeds of any insurance, indemnity, warranty or guaranty with respect to any of the foregoing property and (ix) all products and proceeds of any of the foregoing property.

3

Schedule 1 to Collateral Schedule No. 1

Asset Number	Year	DESCRIPTION	SERIAL NUMBER	ADDRESS	CITY	STATE	ZIP	Original Sales Price
134078	2013	FORD F550 FLATBED 4X4	1FDUF5HT9DEB42928	20602 Indian Ocean Drive	Lake Forest	CA	92630	$49,596.34
134079	2013	FORD F550 FLATBED 4X4	1FDUF5HT0DEB42929	20602 Indian Ocean Drive	Lake Forest	CA	92630	$49,596.34
134080	2013	FORD F550 FLATBED 4X4	1FDUF5HT7DEB42930	20602 Indian Ocean Drive	Lake Forest	CA	92630	$49,596.34
134081	2013	FORD F550 FLATBED 4X4	1FDUF5HT4DEB42934	20602 Indian Ocean Drive	Lake Forest	CA	92630	$49,596.34
134082	2013	FORD F550 FLATBED 4X4	1FDUF5HT2DEB42933	20602 Indian Ocean Drive	Lake Forest	CA	92630	$49,596.34
134083	2013	FORD F550 FLATBED 4X4	1FDUF5HT8DEB42936	Harrod Road	Hesperia	CA	92356	$49,483.91
134084	2013	FORD F550 FLATBED 4X4	1FDUF5HT5DEB48225	20602 Indian Ocean Drive	Lake Forest	CA	92630	$49,596.34
134085	2013	FORD F550 FLATBED 4X4	1FDUF5HT7DEB48226	32587 CA-18	Lucerne Valley	CA	92356	$49,596.34
134086	2013	FORD F550 FLATBED 4X4	1FDUF5HT0DEB42932	20602 Indian Ocean Drive	Lake Forest	CA	92630	$49,596.34
134087	2013	FORD F550 FLATBED 4X4	1FDUF5HT9DEB42931	20602 Indian Ocean Drive	Lake Forest	CA	92630	$49,596.34
137074	2013	FORD F550 FLATBED	1FDUF5GT2DEB48216	1213 Pacific Avenue	Long Beach	CA	90813	$46,586.74
137075	2013	FORD F550 FLATBED	1FDUF5GTXDEB48223	1079 11th Street	Los Osos	CA	93402	$46,586.74
137076	2013	FORD F550 FLATBED	1FDUF5GT5DEB54219	20602 Indian Ocean Drive	Lake Forest	CA	92630	$40,106.62
137077	2013	FORD F550 FLATBED	1FDUF5GT4DEB48217	1235 San Antonio Road	Palo Alto	CA	94303	$46,586.74
137078	2013	FORD F550 FLATBED	1FDUF5GT3DEB54218	Suckow Road	Boron	CA	93523	$40,106.62
137079	2013	FORD F550 FLATBED	1FDUF5GT8DEB48219	1158 San Antonio Road	Palo Alto	CA	94303	$46,586.74
264038	2012	CAT TL1055C TELEHANDLER	KDE00312	611 N. Henry Ford Avenue	Wilmington	CA	90744	$138,585.28
264039	2012	CAT TL1055C TELEHANDLER	KDE00311	Air Expressway Boulevard	Adelanto	CA	92301	$138,585.28
264040	2012	CAT TL1055C TELEHANDLER	KDE00309	7820 Torrey Santa Fe Road	San Diego	CA	92129	$138,585.28
332050	2012	CAT TL1055C TELEHANDLER	ZJB01157	US-62	Washington Court House	OH	43160	$425,286.73
332051	2012	CAT TL1055C TELEHANDLER	ZJB01158	264 Wilsonburg Road	Clarksburg	WV	26301	$425,286.73
332052	2012	CAT TL1055C TELEHANDLER	ZJB01159	108 N. Mound Road	Wilmington	OH	45177	$425,286.73
332053	2012	CAT TL1055C TELEHANDLER	ZJB01160	6335 Grassy Branch Road	Sabina	OH	45169	$425,286.73
332054	2012	CAT TL1055C TELEHANDLER	ZJB01161	2856 Walnut Road	Hebron	OH	43025	$425,286.73
332055	2012	CAT TL1055C TELEHANDLER	ZJB01181	108 N. Mound Road	Wilmington	OH	45177	$425,286.73
332056	2012	CAT TL1055C TELEHANDLER	ZJB01182	1323 Wildwood Road NW	Washington Court House	OH	43160	$425,286.73
332057	2012	CAT TL1055C TELEHANDLER	ZJB01183	1341 Carroll Southern Road	Carroll	OH	43122	$425,286.73
332058	2012	CAT TL1055C TELEHANDLER	ZJB01184	1321 Wildwood Road NW	Washington Court House	OH	43160	$425,286.73
332059	2013	CAT D6T PIPELAYER	ZJB01275	20602 Indian Ocean Drive	Lake Forest	CA	92630	$436,342.43
332060	2013	CAT D6T PIPELAYER	ZJB01276	20602 Indian Ocean Drive	Lake Forest	CA	92630	$436,342.43
332061	2013	CAT D6T PIPELAYER	ZJB01277	230 S. Trevor Street	Anaheim	CA	92806	$436,342.43
332062	2013	CAT D6T PIPELAYER	ZJB01283	Lincoln Avenue/S. Kingsley Street	Anaheim	CA	92806	$436,342.43
361038	2012	CAT 320E EXCAVATOR	TFX00270	1333 Van Beurden Drive	Los Osos	CA	93402	$166,556.37
361039	2012	CAT 320E EXCAVATOR	TFX00279	1333 Van Beurden Drive	Los Osos	CA	93402	$173,878.36
361040	2012	CAT 320E EXCAVATOR	1FX00275	1333 Van Beurden Drive	Los Osos	CA	93402	$170,619.44
392105	2012	CAT 420F BACKHOE	SKR01024	611 N. Henry Ford Avenue	Wilmington	CA	90744	$86,035.52
393010	2013	CAT 450E BACKHOE	RBA00236	E. Market Street/S. Atlantic Avenue	Long Beach	CA	90805	$114,818.21
552168	2013	WEILER P385 ASPHALT PAVER	1159	1333 Van Beurden Drive	Los Osos	CA	93402	$149,398.13
LW0456	2013	WHEEL LOADER 950K	R4A00593	6218 North Hwy 317	Geismar	LA	70734	$250,863.09
T0553	2012	DOZER D6T XL WITH RIPPER	GMK01011	6218 North Hwy 317	Geismar	LA	70734	$281,090.70
LW0457	2008	FORKLIFT D80S	PA00734	6218 North Hwy 317	Geismar	LA	70734	$43,466.61
LH0109	2012	BACKHOE 420F	JWJ00203	6218 North Hwy 317	Geismar	LA	70734	$90,709.85
LH0108	2012	BACKHOE 420E	DAN02242	6218 North Hwy 317	Geismar	LA	70734	$80,257.19
EB0236	2012	349EL HYDRAULIC EXCAVATOR	TFG00573	6218 North Hwy 317	Geismar	LA	70734	$406,728.75

Asset Number	Year	DESCRIPTION	SERIAL NUMBER	ADDRESS	CITY	STATE	ZIP	Original Sales Price
LH0110	2008	BACKHOE 420E IT	DAN01665	6218 North Hwy 317	Geismar	LA	70734	$65,601.45
EB0237	2012	ZERO TURN EXCAVATOR 314DL	SSZ00655	6218 North Hwy 317	Geismar	LA	70734	$114,297.93
LW0458	2012	INTEGRATED TOOL CARRIER 930 IT	RHN00812	6218 North Hwy 317	Geismar	LA	70734	$142,713.34
EB0238	2012	EXACAVATOR 349EL	KCN00219	6218 North Hwy 317	Geismar	LA	70734	$406,096.85
T0554		DOZER D11T WITH RIPPER		6218 North Hwy 317	Geismar	LA	70734	$1,592,967.00
385003	2013	CRC 16-30 BENDING MACHINE	PB30231C	3015 Lithopolis Road NW	Lancaster	OH	43130	$258,316.70
381032		MCLGHLN 12-48 CRADLE BORE MACH	48C040513114	620 Old Brick Road	West Alexander	PA	15376	$244,369.00
381031		MCLGHLN 12-48 CRADLE BORE MACH	48C032713113	620 Old Brick Road	West Alexander	PA	15376	$244,369.00
201075	2014	PETERBILT 367 TRACTOR	1XPTD4TX0ED220464	620 Old Brick Road	West Alexander	PA	15376	$182,693.06
201076	2014	PETERBILT 367 TRACTOR	1XPTD4TX2ED220465	620 Old Brick Road	West Alexander	PA	15376	$182,639.81
201077	2014	PETERBILT 367 TRACTOR	1XPTD4TX4ED220466	3015 Lithopolis Road NW	Lancaster	OH	43130	$181,782.35
201078	2014	PETERBILT 367 TRACTOR	1XPTD4TX6ED220467	3015 Lithopolis Road NW	Lancaster	OH	43130	$181,782.35
185006	2014	PETERBILT 25TON BOOM TRUCK	1NPSL70X1ED219256	620 Old Brick Road	West Alexander	PA	15376	$146,852.94
185005	2014	PETERBILT 25TON BOOM TRUCK	1NPSL70XXED219255	3015 Lithopolis Road NW	Lancaster	OH	43130	$147,598.89
232056	2013	TRAILKING LOWBED TRAILER	1TKJ0533XDM041623	620 Old Brick Road	West Alexander	PA	15376	$108,328.78
232058	2013	TRAILKING LOWBED TRAILER	1TKJ05337DM041627	3015 Lithopolis Road NW	Lancaster	OH	43130	$108,790.26
232059	2013	TRAILKING LOWBED TRAILER	1TKJ05330DM041629	3015 Lithopolis Road NW	Lancaster	OH	43130	$108,790.26
232057	2013	TRAILKING LOWBED TRAILER	1TKJ05333DM041625	620 Old Brick Road	West Alexander	PA	15376	$108,328.78
185006	2014	PETERBILT 25TON BOOM TRUCK	1NPSL70X1ED219256	620 Old Brick Road	West Alexander	PA	15376	$152,271.12
185005	2014	PETERBILT 25TON BOOM TRUCK	1NPSL70XXED219255	3015 Lithopolis Road NW	Lancaster	OH	43130	$152,989.38
178027	2013	FORD F750 4DR FLATBED DUMP	3FRXW7FL0DV763207	3015 Lithopolis Road NW	Lancaster	OH	43130	$83,779.29
178028	2013	FORD F750 4DR FLATBED DUMP	3FRXW7FL7DV763205	3015 Lithopolis Road NW	Lancaster	OH	43130	$83,779.29
108029	2013	FORD F750 4DR FLATBED DUMP	3FRXW7FL9DV763206	3015 Lithopolis Road NW	Lancaster	OH	43130	$83,779.29
178030	2013	FORD F750 4DR FLATBED DUMP	3FRXW7FL1DV763202	620 Old Brick Road	West Alexander	PA	15376	$83,381.16
178031	2013	FORD F750 4DR FLATBED DUMP	3FRXW7FL3DV763203	620 Old Brick Road	West Alexander	PA	15376	$83,381.16
178032	2013	FORD F750 4DR FLATBED DUMP	3FRXW7FL5DV763204	620 Old Brick Road	West Alexander	PA	15376	$83,381.16

							TOTAL	$14,098,600.12

NOTE

$14,098,600.12	September 17, 2013

FOR VALUE RECEIVED, the undersigned, STELLARIS LLC (“Stellaris”), JAMES CONSTRUCTION GROUP, L.L.C. (“James”) and ROCKFORD CORPORATION (“Rockford”, Stellaris, James and Rockford, jointly and severally, “Borrower”) unconditionally promise to pay to the order of RBS ASSET FINANCE, INC. (“Lender”) the principal sum of Fourteen Million Ninety-Eight Thousand Six Hundred and 12/100 DOLLARS ($14,098,600.12), which is the Original Principal Amount of the Loan made by Lender on the date hereof pursuant to that certain Loan Agreement dated as of September 17, 2013 (together with any and all amendments or supplements thereto, the “Loan Agreement”) between Borrower and Lender.  Principal shall be payable on each Payment Date in installments as set forth on Schedule A hereto, with a final installment (in the amount necessary to pay in full this Note) due and payable on October 1, 2020, which is the Stated Maturity Date for this Note and the related Loan, or earlier upon acceleration pursuant to the Loan Agreement.  Borrower also promises to pay interest on the unpaid principal amount hereof from the date hereof, which is the Closing Date for this Note and the related Loan, until maturity (whether by acceleration or otherwise) and, after maturity, until paid.  Except as otherwise provided in the Loan Agreement, interest shall accrue on this Note at a rate per annum equal to 2.45% and shall be payable on each Payment Date as set forth on Schedule A hereto.  In addition, interest for the period from the Closing Date through and including the last day of the calendar month immediately preceding October 1, 2013 (the “Interim Interest Date” for this Note and the related Loan) shall be payable on  November 1, 2013 (the “Interim Interest Payment Date” for this Note and the related Loan).  In addition to the foregoing, Borrower may make one (1) additional principal payment per year equal to 10% of the principal loan amount balance, which shall occur on a Payment Date.

Payments of both principal and interest are to be made without set-off or counterclaim in lawful money of the United States of America in same day or immediately available funds to the account designated by Lender pursuant to the Loan Agreement.

Borrower may prepay this Note only in accordance with the terms of the Loan Agreement, and in connection with any such prepayment, Borrower shall pay to Lender a Prepayment Fee equal to the sum of (a) an amount equal to 3% of the amount prepaid if prepayment is on or prior to the first anniversary of the Closing Date for this Note, 2% of the amount prepaid if prepayment is after the first anniversary of the Closing Date of this Note but on or prior to the second anniversary of the Closing Date for this Note, 1% of the amount prepaid if prepayment is after the second anniversary of the Closing Date of this Note but on or prior to the third anniversary of the Closing Date for this Note and  0% of the amount prepaid if prepayment is after the third anniversary of the Closing Date of this Note.

This Note evidences Indebtedness incurred under the Loan Agreement and is secured by the Collateral described in the Loan Agreement, including, without limitation, the Collateral described on the Collateral Schedule referencing this Note.  This Note is subject to the terms and conditions set forth in the Loan Agreement.  Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

Borrower hereby irrevocably authorizes Lender to make (or cause to be made) appropriate notations on the Schedule A attached to this Note (or on any continuation of or supplements to such schedule), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal of, and the interest rate applicable to, the Loan evidenced hereby.  Such notations shall be, absent manifest error, evidence of the information so set forth therein; provided, however, that the failure of Lender to make any such notations shall not limit or otherwise affect any Obligations of Borrower.

All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

All of the obligations, promises, agreements and covenants of Borrower under this Note are joint and several.

THIS NOTE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

[REMAINDER OF PAGE INTENTIONALLY BLANK; EXECUTION PAGE FOLLOWS]

IN WITNESS WHEREOF, each Borrower has caused this Note to be executed by its officer and duly authorized as of the day and year first above written.

BORROWER:

STELLARIS LLC
By: PRIMORIS SERVICES CORPORATION
Its Sole Member

By:	/s/Alfons Theeuwes
Name:	Alfons Theeuwes
Title:	Treasurer

JAMES CONSTRUCTION GROUP, L.L.C.

By:	/s/Alfons Theeuwes
Name:	Alfons Theeuwes
Title:	Treasurer

ROCKFORD CORPORATION

By:	/s/Alfons Theeuwes
Name:	Alfons Theeuwes
Title:	Treasurer

2

SCHEDULE A

Date	Payment
11/1/2013	$182,815.22
12/1/2013	$182,815.22
1/1/2014	$182,815.22
2/1/2014	$182,815.22
3/1/2014	$182,815.22
4/1/2014	$182,815.22
5/1/2014	$182,815.22
6/1/2014	$182,815.22
7/1/2014	$182,815.22
8/1/2014	$182,815.22
9/1/2014	$182,815.22
10/1/2014	$182,815.22
11/1/2014	$182,815.22
12/1/2014	$182,815.22
1/1/2015	$182,815.22
2/1/2015	$182,815.22
3/1/2015	$182,815.22
4/1/2015	$182,815.22
5/1/2015	$182,815.22
6/1/2015	$182,815.22
7/1/2015	$182,815.22
8/1/2015	$182,815.22
9/1/2015	$182,815.22
10/1/2015	$182,815.22
11/1/2015	$182,815.22
12/1/2015	$182,815.22
1/1/2016	$182,815.22
2/1/2016	$182,815.22
3/1/2016	$182,815.22
4/1/2016	$182,815.22
5/1/2016	$182,815.22
6/1/2016	$182,815.22
7/1/2016	$182,815.22
8/1/2016	$182,815.22
9/1/2016	$182,815.22
10/1/2016	$182,815.22
11/1/2016	$182,815.22
12/1/2016	$182,815.22
1/1/2017	$182,815.22
2/1/2017	$182,815.22
3/1/2017	$182,815.22
4/1/2017	$182,815.22
5/1/2017	$182,815.22
6/1/2017	$182,815.22
7/1/2017	$182,815.22
8/1/2017	$182,815.22
9/1/2017	$182,815.22
10/1/2017	$182,815.22
11/1/2017	$182,815.22
12/1/2017	$182,815.22

3

1/1/2018	$182,815.22
2/1/2018	$182,815.22
3/1/2018	$182,815.22
4/1/2018	$182,815.22
5/1/2018	$182,815.22
6/1/2018	$182,815.22
7/1/2018	$182,815.22
8/1/2018	$182,815.22
9/1/2018	$182,815.22
10/1/2018	$182,815.22
11/1/2018	$182,815.22
12/1/2018	$182,815.22
1/1/2019	$182,815.22
2/1/2019	$182,815.22
3/1/2019	$182,815.22
4/1/2019	$182,815.22
5/1/2019	$182,815.22
6/1/2019	$182,815.22
7/1/2019	$182,815.22
8/1/2019	$182,815.22
9/1/2019	$182,815.22
10/1/2019	$182,815.22
11/1/2019	$182,815.22
12/1/2019	$182,815.22
1/1/2020	$182,815.22
2/1/2020	$182,815.22
3/1/2020	$182,815.22
4/1/2020	$182,815.22
5/1/2020	$182,815.22
6/1/2020	$182,815.22
7/1/2020	$182,815.22
8/1/2020	$182,815.22
9/1/2020	$182,815.22
10/1/2020	$182,815.22

4